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                                                                  Exhibit (a)(6)

                             RUSSELL INSURANCE FUNDS

                       AMENDMENT TO MASTER TRUST AGREEMENT

                Regarding Resignation and Retirement of Trustees

AMENDMENT NO. 6 to the Amended Master Trust Agreement dated July 11, 1996 (referred to herein as the "Agreement"), done this 25th day of November 2002, by the Trustees under such Agreement.

WITNESSETH:

     WHEREAS, the Trustees have the authority under Section 1.1 of the Agreement to conduct business under other names as they may from time to time determine; and

     WHEREAS, the Trustees hereby desire to change the name of the Trust from "Russell Insurance Funds" to "Russell Investment Funds"; and

     WHEREAS, the Trustees hereby desire to change the name from "Russell Insurance Funds" to "Russell Investment Funds" in the name of each sub-trust of the Trust;

     NOW THEREFORE, the Trustees hereby amend the Agreement as set forth below:

Amendment of the Master Trust Agreement.

Without affecting the rights and preferences of any presently issued and outstanding shares of interest in the Trust, the Agreement is hereby amended as follows:

The first sentence of Section 1.1 of the Agreement is hereby amended in its entirety as follows:

     "Section 1.1 Name. This Trust shall be known as "RUSSELL INVESTMENT FUNDS" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine"; and

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The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement, and shall become effective on the designated effective date and year set forth hereinabove.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


/s/ Lynn L. Anderson                       /s/ Lee C. Gingrich
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Lynn L. Anderson                           Lee C. Gingrich


/s/ Paul E. Anderson                       /s/ Eleanor W. Palmer
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Paul E. Anderson                           Eleanor W. Palmer


/s/ Paul Anton                             /s/ Michael J. Phillips
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Paul Anton                                 Michael J. Phillips


/s/ William E. Baxter                      /s/ Raymond P. Tennison, Jr.
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William E. Baxter                          Raymond P. Tennison, Jr.


/s/ Kristianne Blake                       /s/ Julie W. Weston
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Kristianne Blake                           Julie W. Weston